UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Microsoft Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2011 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

2011 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 15, 2011, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.voteproxy.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.voteproxy.com/

Have your proxy card in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-776-9437 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call toll-free 1-800-776-9437.

Have your proxy card in hand and follow the instructions.

2011 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Microsoft Corporation will be held at the

MEYDENBAUER CENTER

11100 NE 6th Street

Bellevue, Washington 98004

on November 15, 2011, at 8:00 A.M.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

Or, if you prefer, you can vote by mail by returning the enclosed Vote Instruction Form in the addressed, prepaid envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvote.com/

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.proxyvote.com/

Have your Voting Instruction Form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report and Proxy Statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-454-8683 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call the toll-free 800 number provided on your Voting Instruction Form or 1-800-454-8683.

Have your Voting Instruction Form in hand and follow the instructions.

October 3, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Microsoft Corporation, which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 15, 2011 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m and a product fair will also open at that time. Driving directions to Meydenbauer Center can be found on the last page of this document. Parking will be validated only for Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance by email to ASM@microsoft.com, and we will respond to as many inquiries as time allows.

We will provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. A transcript along with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those of you who are unable to attend the meeting to hear Microsoft executives discuss the year’s results. In addition, we make available at our Investor Relations website free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Microsoft. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer

Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

MICROSOFT CORPORATION

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Time and date	November 15, 2011 at 8:00 a.m. Pacific Time

Place	Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004

Items of business	•	To elect nine directors from among the nominees described in this Proxy Statement.
•	To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers.
•

To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to our Named Executive Officers.

•	To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2012.
•	To consider a shareholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.
•	To transact other business that may properly come before the Annual Meeting.

Record date	September 2, 2011. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 15, 2011. Our Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

Bradford L. Smith

Secretary

Redmond, Washington

October 3, 2011

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

• Date and Time	November 15, 2011, 8:00 a.m. Pacific Time
• Place	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004
• Record Date	September 2, 2011
• Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
• Admission	No admission card is required to enter the Microsoft annual meeting. Please follow the directions to Meydenbauer Center on the last page of this Proxy Statement.

Meeting Agenda

•	Election of nine directors
•	Advisory vote on executive compensation
•	Advisory vote on the frequency of future advisory votes on executive compensation
•	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2012
•	Vote on one shareholder proposal
•	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

See Part VI – “Proposals to be Voted on at the Meeting” for more information

Matter	Board Vote Recommendation

Management Proposals
Election of Directors	FOR EACH DIRECTOR NOMINEE
Advisory vote on executive compensation	FOR
Advisory vote on frequency of future advisory votes on executive compensation	FOR EVERY YEAR
Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2012	FOR

Shareholder Proposal
Board Committee on Environmental Sustainability	AGAINST

Page	i	Microsoft 2011 Proxy Statement

Our Director Nominees

See Part III – “Board of Directors” for more information

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

	Age	Director Since	Occupation	Indepen- dent	Other Public Boards	Committee Memberships
Name						AC	CC	FIN	GN	ANT
Steven A. Ballmer	55	2000	CEO, Microsoft		0
Dina Dublon	58	2005	Former CFO and EVP, JPMorgan Chase & Co.	•	2	F	C
William H. Gates III	55	1981	Chairman, Microsoft		1
Raymond V. Gilmartin	70	2001	Former Chairman, President and CEO, Merck & Co.	•	1				C	M
Reed Hastings	50	2007	CEO, Netflix, Inc.	•	1		M	M	M
Maria M. Klawe	60	2009	President, Harvey Mudd College	•	1		M			M
David F. Marquardt	62	1981	General Partner, August Capital	•	2			C	M
Charles H. Noski	59	2003	Vice Chairman, Bank of America Corporation	•	0	C,F
Helmut Panke	65	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG	•	3	F	M			C

AC	Audit Committee	ANT	Antitrust Compliance Committee
CC	Compensation Committee	C	Chair
FIN	Finance Committee	M	Member
GN	Governance and Nominating Committee	F	Financial expert

Attendance	Each director nominee is a current director and attended at least 75% of the aggregate of all meetings of the Board and each committee on which he or she sits.

Executive Compensation Matters

See Part IV – “Executive Compensation” and Part VI – “Proposals to Be Voted on at the Meeting” for more information

Business Highlights

In fiscal year 2011 we delivered strong financial results and continued to move our businesses forward.

Financial highlights include:

•	Operating income increased 13% to $27.16 billion
•	Net income increased 23% to $23.15 billion
•	Diluted earnings per share grew 28% to $2.69
•	We returned $16.9 billion of cash to shareholders through dividends and stock buybacks, an increase of 10% over 2010

Page	ii	Microsoft 2011 Proxy Statement

Business highlights include:

•	We surpassed sales of 100 million licenses of Office 2010.
•

We surpassed sales of 400 million units of our flagship PC operating system, Windows 7, while revenues of the Windows and Windows Live Division declined 2% reflecting the state of the overall PC market.

•	We launched Kinect for Xbox, which established a record as the fastest selling consumer device in history. Xbox 360 has led the U.S. market over the past twelve months.
•	We released Office 365, our cloud-based offering of productivity and collaboration tools, including Word, Excel, PowerPoint, Exchange, SharePoint, and Lync.
•	We introduced Windows Phone to a positive reception and announced a strategic partnership with Nokia to establish Windows Phone as its primary smartphone platform.
•	We announced our agreement to acquire Skype.
•	Our Server and Tools business grew 11% and we continued to enhance our cloud computing platform, Windows Azure.
•	We completed the integration of the Yahoo! alliance and continued to enhance the power of our Bing search engine, growing U.S. market share by over 31% to approximately 14%.

Executive Compensation Advisory Vote

Our Board of Directors recommend that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as described in this proxy statement for these reasons.

Pay for Performance

Our compensation program allows our Compensation Committee and Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long term business success. The correlation between our financial results and executive officer compensation awarded, as described in Part IV – “Named Executive Officer Compensation – Compensation Discussion and Analysis,” demonstrates the success of this approach.

Sound Program Design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity;
•	consists primarily of stock-based compensation;
•	links a significant portion of total compensation to performance we believe will create long-term shareholder value;
•	differentiates rewards based on the executive officer’s contributions to business performance;
•	enhances retention by subjecting much of total compensation to multi-year vesting; and
•	does not encourage unnecessary and excessive risk taking.

Best Practices in Executive Compensation

Our executive compensation programs incentivize superior individual and business performance and do not reward inappropriate risks and incentives. Some of our leading practices include:

•	an executive compensation recovery policy;

Page	iii	Microsoft 2011 Proxy Statement

•	an executive stock ownership policy;
•	a policy prohibiting executive officers from hedging their ownership of Microsoft stock;
•	no special executive officer perquisites or benefits;
•	no employment contracts, change in control protections, or severance pay agreements with our executive officers; and
•	no special executive officer retirement programs.

Frequency of Executive Compensation Advisory Vote

Shareholders may also cast a non-binding vote on the frequency of future say-on-pay votes. They may vote in favor of holding say-on-pay votes every year, every other year, or every third year. The Board will consider the outcome of this vote in determining the frequency of future say-on-pay votes.

When we were one of the first companies to hold a voluntary say-on-pay vote in 2009, we announced that we would hold this vote every third year. Considering input we have received through ongoing shareholder outreach and the preference evident from voting results at other large companies, we now recommend shareholders vote to hold the say-on-pay vote every year.

Auditors

See Part V – “Audit Committee Matters” for more information

We ask that our shareholders ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2012. Below is summary information about Deloitte & Touche’s fees for services provided in fiscal years 2011 and 2010.

(In millions)
Year Ended June 30	2011	2010
Audit Fees	$20.2	$20.1
Audit Related Fees	5.7	6.2
Tax Fees	0.1	0.2
All Other Fees	0.1	0.1
Total	$26.1	$26.6

2012 Annual Meeting

•	Shareholder proposals submitted for inclusion in our 2012 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 6, 2012.
•

Notice of shareholder proposals to be raised from the floor of the 2012 annual meeting of shareholders outside of SEC Rule 14a-8 must be delivered to us no earlier than July 18, 2012 and no later than August 17, 2012.

Page	iv	Microsoft 2011 Proxy Statement

Note about Forward-Looking Statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including without limitation, this Proxy Summary and Part IV – “Named Executive Officer Compensation” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Page	v	Microsoft 2011 Proxy Statement

Proxy Statement Table of Contents

Page	vi	Microsoft 2011 Proxy Statement

Page	vii	Microsoft 2011 Proxy Statement

PART I – INFORMATION ABOUT THE MEETING

This Proxy Statement was first mailed to shareholders on or about October 3, 2011. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (“Microsoft” or “the Company”) to be voted at the Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 8:00 a.m. Pacific Time on November 15, 2011 at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. Microsoft will pay the cost of solicitation of proxies.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On October 3, 2011, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Microsoft. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. Also, Phoenix Advisory Partners, LLC may solicit proxies, at a cost we anticipate will not exceed $50,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on September 2, 2011 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 2, 2011, there were 8,439,183,519 shares of common stock outstanding, held of record by 134,582 shareholders.

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Bylaws of Microsoft Corporation (“Bylaws”). The accompanying proxy will be voted in favor of the nominees presented in Part III – “Board of Directors – Our Director Nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors.

Page	1	Microsoft 2011 Proxy Statement

PART I – INFORMATION ABOUT THE MEETING (cont’d)

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

VOTING PROCEDURES

Tabulation of Votes

Our independent election inspector, American Stock Transfer & Trust Company LLC, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website, www.microsoft.com/investor/votingresults, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Majority Vote Standard for Election of Directors

In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions.

A contested election is one in which:

•	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws, and
•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at www.microsoft.com/bylaws.

Page	2	Microsoft 2011 Proxy Statement

PART I – INFORMATION ABOUT THE MEETING (cont’d)

Vote Required; Effect of Abstentions and Broker Non-Votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how you would like your shares voted through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

In prior years, brokers and custodians were allowed to vote uninstructed shares in uncontested director elections. Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Majority of shares cast	Not voted	Not voted
2	Advisory vote on executive compensation (“Say on Pay”)	Majority of shares cast	Not voted	Not voted
3	Say on frequency of Say on Pay vote	Majority of shares cast	Not voted	Not voted
4	Ratification of Independent Auditor	Majority of shares cast	Not voted	Discretionary vote
5	Shareholder Proposal –Amend the Corporate Bylaws to Establish Board Committee on Environmental Sustainability	Majority of shares cast	Not voted	Not voted

For purposes of our majority vote standard for uncontested director elections, the following will not be votes cast: (a) a share whose ballot is marked as withheld, (b) a share otherwise present at the meeting but for which there is an abstention, and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

Vote Confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Page	3	Microsoft 2011 Proxy Statement

PART I – INFORMATION ABOUT THE MEETING (cont’d)

Where to Find More Proxy Voting Information

•	The Securities and Exchange Commission website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.
•	Contact the Microsoft Investor Relations department through our website at www.microsoft.com/investor/Contacts/default.aspx or by phone at 425-706-4400.
•	Contact the broker or bank through which you beneficially own your shares.

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche, independent auditor for Microsoft for fiscal year 2011 and the current fiscal year, will be present at the Annual Meeting and will be available to respond to appropriate questions.

Page	4	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Corporate governance at Microsoft is used to promote the long-term interests of our shareholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company.

Our Board of Directors periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders. Our Corporate Governance Guidelines were most recently updated in July 2011. Highlights of our corporate governance framework include:

Board Independence

•	Seven of our nine directors are independent of the Company and management. We are committed to maintaining a substantial majority of independent directors.
•	The independent directors meet regularly in executive session.
•	The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the Committee must be independent of the Company and management.

Chief Executive Officer, Chairman, and Lead Independent Director

•	The roles of chairman and chief executive officer have been separate since 2000. Mr. Gates serves as chairman and Mr. Ballmer serves as chief executive officer (“CEO”).
•	Mr. Hastings serves as lead independent director. That role is described in this Part II under “Board and Executive Leadership.”

Board Committee Independence and Expertise

•	Only independent directors are members of the Audit, Compensation, Governance and Nominating, and Antitrust Compliance Committees.
•	All members of the Audit Committee are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules.

Shareholder Authority

•	We have a majority vote standard for director elections. In an uncontested election, directors will be elected by the majority of votes cast.
•	All directors are elected annually; Microsoft does not have a classified board.
•	We have a confidential voting policy to protect our shareholders’ voting privacy.
•	Shareholders representing 25% or more of outstanding shares can call a special shareholders meeting by following the procedural requirements in our Bylaws.

Page	5	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

Compensation

•

We have an executive compensation recovery policy that applies to executive officers, including our principal accounting officer. This policy, along with other compensation practices that we believe reflect good governance, is described in greater detail in Part IV – “Named Executive Officer Compensation – Compensation Discussion and Analysis – Other Compensation Policies and Information.”

Stock Ownership

•

Our Board of Directors has adopted stock ownership policies for directors, executive officers, and other senior executives. The policies were established to promote a long-term perspective in managing the enterprise, and to help align the interests of our shareholders, executives, and directors. For directors, a more complete description of the stock ownership policy appears in Part III – “Board of Directors – Director Compensation.” For executive officers, a more complete description of the stock ownership and holding requirements appears in Part IV – “Named Executive Officer Compensation – Compensation Discussion and Analysis – Other Compensation Policies and Information.”

Hedging Policy

•

Our directors and executive officers are prohibited from hedging their ownership of Microsoft stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt.

Director Orientation and Continuing Education

•

The Governance and Nominating Committee and management are responsible for director orientation programs and for director continuing education programs to assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

•

Orientation programs are designed to familiarize new directors with Microsoft’s businesses, strategies, and policies and to assist new directors in developing the skills and knowledge required for their service on the Board of Directors.

•

Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.

Risk Oversight

•	The Board of Directors exercises direct oversight of strategic risks to the Company.
•

The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks.

•	The Finance Committee oversees investment, tax, foreign exchange, and other financial risks.
•	The Compensation Committee oversees risks relating to compensation programs and policies.
•	The Antitrust Compliance Committee oversees competition law-related risks.

Page	6	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

•

In each case, management periodically reports to our Board or relevant committee, which provides guidance on risk appetite, assessment, and mitigation. Each committee charged with risk oversight reports to our Board on those matters.

Political Contributions

•

Microsoft recognizes the increasing interest of U.S. public company shareholders in establishing greater transparency about corporate political contributions. Microsoft discloses its political contributions to support candidates and ballot measures. After the U.S. Supreme Court’s decision in the Citizens United case in 2010, Microsoft amended its Principles Guiding Microsoft Participation in the Political Process in the United States to clarify that Microsoft will not make independent political expenditures or electioneering communications as are now permitted after the court’s decision. The policy is available at www.microsoft.com/politicalengagement.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS

Our Corporate Governance Guidelines and the charters of the five standing committees of the Board of Directors describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our shareholders, and comply with or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. They establish the practices our Board follows with respect to:

•	Board composition and member selection,
•	Board meetings and involvement of senior management,
•	chief executive officer performance evaluation,
•	management succession planning,
•	Board committees, and
•	director compensation.

Our Board annually conducts a self-evaluation to assess its adherence to the Corporate Governance Guidelines and committee charters and identify opportunities to improve Board performance. The Board periodically reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.

MICROSOFT CORPORATE GOVERNANCE WEBSITE

If you would like additional information about our corporate governance practices, you may view the following documents at www.microsoft.com/investor/corporategovernance:

•	Corporate Governance Guidelines
•	Director Independence Guidelines
•	Audit Committee Charter and Responsibilities Calendar
•	Compensation Committee Charter
•	Governance and Nominating Committee Charter
•	Finance Committee Charter

Page	7	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

•	Antitrust Compliance Committee Charter and Responsibilities Checklist
•	Microsoft Finance Code of Professional Conduct
•	Microsoft Standards of Business Conduct
•	Stock Ownership and Holding Requirements for Microsoft Corporation Executives
•	Executive Compensation Recovery Policy
•	Compensation Consultant Independence Standards
•	Amended and Restated Articles of Incorporation
•	Bylaws of Microsoft Corporation

We will provide any of the foregoing information without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

BOARD AND EXECUTIVE LEADERSHIP

Since 2000, the roles of chairman and chief executive officer have been held separately. Mr. Gates serves as chairman and Mr. Ballmer serves as chief executive officer. The Board of Directors does not have a policy as to whether the chairman should be an independent director, an affiliated director, or a member of management. When the chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

Mr. Hastings has served as lead independent director since December 2010. The lead independent director coordinates the activities of the independent directors, coordinates with the chief executive officer and corporate secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, and performs the other duties specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our chief executive officer, while enabling the lead independent director to facilitate our Board’s independent oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described in this Part II under “Risk Oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure. See “Shareholder Communication with Directors” in this Part II for information about how to communicate with the lead independent director.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at www.microsoft.com/investor/independenceguidelines. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Page	8	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that Messrs. Gilmartin, Hastings, Marquardt, and Noski, Ms. Dublon, and Drs. Panke and Klawe meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. In making this determination, our Board considered that certain Board members have in the past and may in the future invest in investment funds of which Mr. Marquardt is a general partner or that are managed directly or indirectly by the firm of which Mr.  Marquardt is a partner and that the Company may at times invest in businesses in which such funds have invested.

PROCEDURES FOR NOMINATING DIRECTORS

The Governance and Nominating Committee annually reviews with the Board of Directors the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees. During fiscal year 2011, the Committee retained the firm of Spencer Stuart to help identify director prospects, perform candidate outreach, and provide other related services.

The Governance and Nominating Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, our Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation. Shareholders have previously elected each of the directors nominated for election at the 2011 Annual Meeting.

Page	9	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

The Governance and Nominating Committee assesses the effectiveness of its efforts to maintain an effective and diverse Board of Directors in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,
•	presenting to our Board individuals recommended for election to the Board at the annual shareholders meeting, and
•	obtaining or performing an assessment of the Committee’s own performance.

The Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board of Directors, using the same criteria described in the preceding paragraph. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock should be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399. A shareholder who wishes to formally nominate a candidate must follow the procedures described in Sections 1.3, 1.13, and 1.14 of our Bylaws.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

Shareholders may contact an individual director, the lead independent director, our Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means.

Email:	AskBoard@microsoft.com

Mail:	MSC 123/9999
Office of the Corporate Secretary
Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399

Each communication should specify the applicable addressee or addressees to be contacted. Management will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments in Microsoft. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about Microsoft.

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported pursuant to the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our website at www.microsoft.com/mscorp/legal/buscond.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a global software company with extensive operations in the United States and many foreign countries. In fiscal year 2011, we purchased approximately $31 billion of goods and services from third parties. We have approximately 90,000 employees and the authority to purchase goods and services is widely dispersed. Because of these far-reaching activities, we encounter transactions and business arrangements with businesses and other organizations in which one of our directors, executive

Page	10	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considered, among other factors:

•	goods or services provided by or to the related party,
•	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,
•	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,
•	the business advantage Microsoft would gain by engaging in the transaction,
•	the significance of the transaction to Microsoft and to the related party, and
•	management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Company standards that apply to comparable transactions with unaffiliated entities.

The following are transactions in which Microsoft was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

As in prior years, during fiscal year 2011 the Company engaged in business transactions with Corbis Corporation, a company that provides digitized images and production services. Mr. Gates is the sole shareholder of Corbis. Microsoft paid Corbis approximately $500,000 in fiscal year 2011 as licensing fees for digital images to be used in Microsoft’s products, services, and marketing materials. Those licenses were entered into at arm’s length, and are similar to license agreements Microsoft enters into from time to time with other providers of digital images. The terms of the Corbis transactions are established by Corbis and the business group at Microsoft seeking to use the digital images. We believe the terms are no less favorable to Microsoft than those offered by Corbis to other large customers. Corbis also uses Microsoft software in its business, and paid approximately $370,000 in fiscal year 2011 for software license fees under our standard licensing program and technology support services. Mr. Gates is not involved in negotiating these agreements with or setting price or other terms, either on behalf of Microsoft or Corbis.

The Audit Committee reviewed and approved these arrangements.

Page	11	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

In addition, Mr. Gates has extensive personal holdings in private and public companies where he is not involved in management or daily operations. Microsoft may do business with these companies in the ordinary course. Mr. Gates also owns several business entities that purchase technology consulting services from Microsoft. The business described in this paragraph is conducted at arm’s length on terms that are available to unrelated parties. The business is not material to Microsoft or Mr. Gates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it using information obtained from them and from Microsoft’s records. We believe that all applicable Section 16(a) filing requirements were met during fiscal year 2011.

Page	12	Microsoft 2011 Proxy Statement

PART II – CORPORATE GOVERNANCE AT MICROSOFT (cont’d)

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

The following table describes, as of September 2, 2011, the beneficial ownership of our common stock by all directors, our chief executive officer, our chief financial officer, and the three other highest paid executive officers for fiscal year 2011 (collectively, the “Named Executive Officers” or “NEOs”), and our directors and all executive officers as a group.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of September 2, 2011 by the exercise of options or the vesting of stock awards. These shares, however, are not counted in computing the percentage ownership of any other person.

BENEFICIAL OWNERSHIP TABLE

Name	Amount and Nature of Beneficial Ownership of Common Shares as of 9/2/2011(1)		Percent of Class
William H. Gates III	540,979,055	(2)(3)	6.41%
Steven A. Ballmer	333,252,990		3.95%
Dina Dublon	27,468	(4)	*
Raymond V. Gilmartin	79,607	(5)	*
Reed Hastings	215,468	(6)	*
Maria Klawe	12,226		*
David F. Marquardt	1,231,630	(7)	*
Charles H. Noski	60,532	(8)	*
Helmut Panke	34,766		*
B. Kevin Turner	163,044		*
Steven J. Sinofsky	1,109,619	(9)	*
Kurt D. DelBene	120,895	(10)	*
Peter S. Klein	83,503		*
Executive Officers and Directors as a group (17 persons)	879,301,079	(11)	10.42%
*	Less than 1%
(1)	Beneficial ownership represents sole voting and investment power.
(2)	The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399.
(3)	Excludes 424,816 shares held by Mr. Gates’ wife, as to which he disclaims beneficial ownership.
(4)	Includes 15,707 shares representing deferred stock.
(5)	Includes 44,444 options to purchase Company stock exercisable within 60 days of September 2, 2011 (“vested options”), and excludes 1,200 shares held by Mr. Gilmartin’s wife, as to which he disclaims beneficial ownership.
(6)	Includes 38,468 shares representing deferred stock.
(7)	Includes 44,444 vested options and an aggregate of 3,975 shares held in trusts for three of Mr. Marquardt’s children.
(8)	Includes 48,352 shares representing deferred stock.
(9)	Includes 611,111 vested options.
(10)	Includes 77,778 vested options and 4,386 shares held by Mr. DelBene’s spouse.
(11)	Includes 2,055,555 vested options and 102,527 shares representing deferred stock.

Page	13	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS

Each member of our Board of Directors has been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. Information about their professional backgrounds, qualifications and other board memberships follows. You can also view our ongoing video series featuring members of our Board at www.microsoft.com/investor/board.

OUR DIRECTOR NOMINEES

Steven A. Ballmer, 55 Director since 2000

Mr. Ballmer has headed several Microsoft divisions during the past 31 years, including operations, operating systems development, and sales and support. In July 1998, he was promoted to President, a role that gave him day-to-day responsibility for running Microsoft. He was named Microsoft’s Chief Executive Officer in January 2000, assuming full management responsibility for the Company.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

Director Qualifications:

Mr. Ballmer has deep knowledge of the Company’s history, strategies, technologies, and culture. Having led the Company as Chief Executive Officer since 2000, Mr. Ballmer has been the driving force behind the strategies and operational excellence that have resulted in revenue tripling and operating income growing one and one-half times since he became Chief Executive Officer. His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. Ballmer powerful insight into the product development, marketing, finance, and operations aspects of the Company.

Dina Dublon, 58 Director Since 2005

Ms. Dublon joined the faculty of the Harvard Business School in July 2011. From December 1998 until her retirement in September 2004, Ms. Dublon served as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. Prior to being named chief financial officer, she held numerous positions at JPMorgan Chase & Co., including corporate treasurer, managing director of the Financial Institutions Division and head of asset liability management. Ms. Dublon joined Chemical Bank’s capital markets group as a trainee on the trading floor in 1981. Before joining Chemical Bank, Ms. Dublon worked for the Harvard Business School and Bank Hapoalim in Israel. Born in Brazil, Ms. Dublon holds a B.A. in economics and mathematics from the Hebrew University in Jerusalem and an M.S. from the Business School at Carnegie Mellon University.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Accenture Ltd.

•    Pepsico, Inc.

Page	14	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Director Qualifications:

Ms. Dublon’s distinguished career in the financial services industry culminated in her service as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. This experience at a major financial services firm gives her a keen grasp of how effectively to deploy a global corporation’s assets and optimize its capital structure. She is expert in financial and accounting matters and the operation of public capital markets. Her extensive public company board experience with major global corporations includes service as a member or chair of board compensation, audit, and finance committees. Through her tenure on the boards of Accenture and Pepsico, she understands how to take advantage of strategic opportunities in the business technology and retail sectors that are critical for Microsoft’s success. Ms. Dublon also brings an important perspective gained from her significant experience working with non-profit organizations focusing on women’s issues and initiatives.

William H. Gates III, 55 Director since 1981

Mr. Gates, a cofounder of Microsoft, has served as Chairman since our incorporation in 1981. Mr. Gates retired as an employee effective July 1, 2008, but continues to serve as an advisor on key development projects. Mr. Gates served as Chief Software Architect from January 2000 until June 2006, when he announced his two-year plan for transition out of a day-to-day full-time employee role. Mr. Gates served as our Chief Executive Officer from 1981 until January 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Berkshire Hathaway Inc.

Director Qualifications:

As a founder of Microsoft, Mr. Gates has unparalleled knowledge of the Company’s history, strategies, technologies, and culture. As Chairman and Chief Executive Officer of the Company from its incorporation in 1981 to 2000, he grew Microsoft from a fledgling business into the world’s leading software company, in the process creating one of the world’s most prolific sources of innovation and powerful brands. As Chief Software Architect from 2000 to 2006, and through 2008 when he retired as an employee of Microsoft, Mr. Gates set in motion many of the technological and strategic programs that animate the Company today. His work overseeing the Bill and Melinda Gates Foundation provides ongoing global insights relevant to the Company’s current and future business opportunities.

Page	15	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Raymond V. Gilmartin, 70 Director since 2001

Mr. Gilmartin has served on the faculty of Harvard Business School since July 2006, when he joined as Professor of Management Practice teaching in the MBA program. Since July 2010, he has continued on the Harvard Business School faculty as an Adjunct Professor. Mr. Gilmartin served as the Chairman of the Board, President, and Chief Executive Officer of Merck & Co., Inc. from 1994 to May 2005, when he relinquished those titles as part of the succession planning process leading up to his planned retirement in April 2006. In the interim, he served as Special Advisor to the Executive Committee of the Merck board of directors. Before joining Merck, Mr. Gilmartin was Chairman, President, and Chief Executive Officer of Becton, Dickinson and Company. He joined that company in 1976 as Vice President, Corporate Planning, taking on positions of increasing responsibility over the next 18 years.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    General Mills, Inc.

Director Qualifications:

Mr. Gilmartin has significant expertise leading multinational public corporations, having been the President, Chief Executive Officer and Chairman of the Board of two companies in the medical technology and pharmaceutical fields. This experience has provided him with an understanding of what produces success at firms that are driven by innovation, research, and development. As a member of the Harvard Business School faculty, Mr. Gilmartin provides insights about emerging business management trends and the governance and regulatory framework in which global public companies operate.

Reed Hastings, 50 Director since 2007

Mr. Hastings is Chief Executive Officer of Netflix, Inc., an Internet entertainment firm he founded in 1997. Prior to Netflix, from 1991 to 1997 Mr. Hastings was founder and Chief Executive Officer of Pure Software, a developer tools firm acquired by Rational Software.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Netflix, Inc.

Director Qualifications:

Mr. Hastings understands how to be a successful technology entrepreneur by innovating and creating a game-changing business model. He has founded two successful technology companies and has grown Netflix from a startup to a household name and over two billion dollars of revenue, proving his insights into the consumer entertainment market. Mr. Hastings has over 14 years of experience as a chief executive officer, including eight at a rapidly growing public company. He has over a decade of combined board service at Netflix and Microsoft.

Page	16	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Maria Klawe, Ph.D., 60 Director since 2009

Since 2006, Dr. Klawe has been President of Harvey Mudd College, a private liberal arts college in Claremont, California that focuses on engineering, science, and mathematics. Dr. Klawe served as Dean of Engineering and a Professor of Computer Science at Princeton University from 2003 to 2006, and held several positions at the University of British Columbia from 1988 to 2002 including Dean of Science, Vice President of Student and Academic Services, and head of the Department of Computer Science.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Broadcom Corporation

Director Qualifications:

As a distinguished technologist and academic leader in the field of computer science and mathematics, Dr. Klawe brings a unique perspective to the Microsoft Board of Directors. She understands the basic science that underlies our technologies, the research and development process, and the interests and needs of the academic institutions and students that feed our talent pipeline. These same institutions are also a major consumer of our products and services as they incubate future generations of innovation. Her extensive leadership background at several renowned colleges and universities gives her experience with the many operational and administrative challenges that complex organizations face.

David F. Marquardt, 62 Director since 1981

Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. In addition to his public company board service, Mr. Marquardt also serves on the boards of various privately-held companies.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Openlane, Inc.

•    Seagate Technology, Inc.

Director Qualifications:

Mr. Marquardt has a long and successful career in venture capital, focusing on the technology industry. He has significant experience in the operation of public and private capital markets. As evidenced by his early investment in Microsoft, Sun Microsystems, Inc., Seagate Technology, Inc., and numerous other technology startups and growth companies over three decades, Mr. Marquardt understands how breakthrough innovation is translated into business success. A long-time director, he has extensive knowledge of the Company’s business and history. The breadth and depth of Mr. Marquardt’s knowledge about software and hardware business drawn from his diverse experience as a board member and investor in numerous public and private technology companies is a significant asset to the Company.

Page	17	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Charles H. Noski, 59 Director since 2003

In June 2011, Mr. Noski assumed the role of Vice Chairman of Bank of America Corporation. From May 2010 through June 2011, he served as Executive Vice President and Chief Financial Officer of Bank of America Corporation. From 2003 to 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from 2002 to 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon completion of its restructuring in November 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is a member of the American Institute of Certified Public Accountants and Financial Executives International and is a past member of the Financial Accounting Standards Advisory Council of the Financial Accounting Standards Board and the Standing Advisory Group of the Public Company Accounting Oversight Board.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Air Products and Chemicals, Inc. (former)

•    Automatic Data Processing, Inc. (former)

•    Merrill Lynch & Co. (wholly-owned subsidiary of Bank of America Corporation) (former)

•    Morgan Stanley (former)

Director Qualifications:

With his extensive background in finance, accounting, risk, capital markets, and business operations, Mr. Noski has a unique portfolio of business skills. He has served as a senior executive officer or head of a business unit of a major public company in a variety of contexts. A large part of Mr. Noski’s executive experience has been in the technology sector, including multinational telecommunications companies. His service with leading organizations in the accounting and auditing fields reflects his expertise in finance and accounting matters. Mr. Noski has served on a wide range of public company boards in the technology, industrial, and finance fields.

Page	18	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Helmut Panke, Ph.D., 65 Director since 2003

Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from 2002 through 2006. From 1999 to 2002, he served as a member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was a member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982.

Public Company Directorships in the Last Five Years

•    Microsoft Corporation

•    Bayer AG (supervisory board)

•    Singapore Airlines Limited

•    UBS AG

Director Qualifications:

Dr. Panke brings a global perspective to the Microsoft Board of Directors. His almost 25-year career at BMW culminated in leading the company from 2002 to 2006, giving him experience as chief executive officer of a major international public corporation. In addition, his extensive résumé at BMW includes leadership roles in a variety of business disciplines including finance, information technology, worldwide human resources, and operations. Dr. Panke understands how to manage a company through business cycles and intense competition and ultimately enhance its status as a globally recognized and respected brand. His service on the boards of other prominent international companies enhances his ability to contribute insights on achieving business success in a diverse range of geographies, economic conditions, and competitive environments.

Page	19	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

MEETINGS AND MEETING ATTENDANCE

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day before the Board meeting. During one quarter each year, the committee and Board meetings occur on a single day so that the evening and following day can be devoted to the Board’s annual retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. In addition to the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met eight times during fiscal year 2011.

All of our directors attended 75% or more of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Five directors attended the 2010 Annual Meeting.

BOARD COMMITTEES

Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, a Finance Committee, and an Antitrust Compliance Committee. Each committee has a written charter. The table below provides current membership and fiscal year 2011 meeting information for each of the Board committees. In December 2010, Dr. Klawe was appointed to the Compensation Committee and Mr. Hastings was appointed to the Governance and Nominating Committee and was appointed lead independent director.

COMMITTEES OF THE BOARD OF DIRECTORS

Director	Audit	Compensation	Finance	Governance and Nominating	Antitrust Compliance
Mr. Gates
Mr. Ballmer
Ms. Dublon	M	C
Mr. Gilmartin				C	M
Mr. Hastings		M	M	M
Dr. Klawe		M			M
Mr. Marquardt			C	M
Mr. Noski	C
Dr. Panke	M	M			C
Total meetings in fiscal year 2011	10	7	4	5	5
C	Chair
M	Member

Page	20	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal control over financial reporting;
•	overseeing internal auditing processes;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	reviewing compliance with significant applicable legal, ethical, and regulatory requirements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities. The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Ms. Dublon, Mr. Noski, and Dr. Panke are “audit committee financial experts” as defined by SEC rules.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer;
•	recommend to the independent members of our Board the compensation of the chief executive officer;
•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation;
•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;
•	oversee plans for executive officer development and succession;
•	oversee administration of our equity-based compensation and other benefit plans; and
•	authorize grants of equity compensation awards under our stock plan.

The Committee may delegate to the senior human resources officer the authority to make equity compensation grants to employees who are not executive officers. The Compensation Committee periodically reviews the compensation paid to non-employee directors, and makes recommendations to our Board of Directors for any adjustments.

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work.

The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See Part IV – “Named Executive Officer Compensation – Compensation Discussion and Analysis” for more information about the Committee’s work.

Page	21	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

Compensation Consultant

The Committee retains Semler Brossy Consulting Group, LLC to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for the next levels of senior management and equity compensation programs generally. It also consults with the Committee about its recommendations to the Board of Directors on chief executive officer and director compensation.

Consultant Independence

Semler Brossy is directly accountable to the Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Committee has adopted Compensation Consultant Independence Standards, which can be viewed at www.microsoft.com/investor/compconsultant. This policy requires that the Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

•	is retained and terminated by, has its compensation fixed by, and reports solely to the Committee;
•	is independent of the Company;
•	will not perform any work for Company management except at the request of the Committee chair and in the capacity of the Committee’s agent; and
•	does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the organization employing the consultant.

In performing the annual assessment of the consultant’s independence, the Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the amount of fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Committee an independence letter providing appropriate assurances and confirmation of the consultant’s independent status pursuant to the policy. The Committee believes that Semler Brossy has been independent during its service for the Committee.

Governance and Nominating Committee

The principal responsibilities of the Governance and Nominating Committee are to:

•	annually establish the process for conducting the review of the chief executive officer’s performance;
•	determine and recommend the slate of director nominees for election to our Board of Directors;
•	identify and recommend candidates to fill director vacancies occurring between annual shareholder meetings;
•	review the composition of Board committees;
•	annually evaluate the performance and effectiveness of the Board;
•	monitor adherence to, review, and recommend changes to our corporate governance framework; and
•	review our policies and programs that relate to matters of corporate citizenship, including environmental sustainability, the annual public policy agenda, and political activities and expenditures.

Page	22	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Finance Committee

The Finance Committee is responsible for consulting with management and making recommendations to the Board of Directors about the financial affairs of the Company including areas of financial exposure and risk management. The principal topics the Finance Committee addresses include:

•	cash management and dividend policy, including dividends and share repurchases, cash management and working capital, and interest rate and foreign exchange risk;
•	capital policy, including equity and debt issuances and the Company’s capital structure;
•	investment policy, including investment philosophy, portfolio allocation, and investment risk;
•	tax policy, including tax planning and compliance;
•	insurance policy, including financial aspects of insurance and risk management, and indemnification arrangements for directors and officers; and
•	proposed mergers, acquisitions, divestitures, and strategic investments.

From time to time, the Board of Directors may delegate to the Finance Committee decisions with respect to specific transactions. The Finance Committee Charter describes the specific responsibilities and functions of the Finance Committee.

Antitrust Compliance Committee

The Antitrust Compliance Committee was created pursuant to the Final Judgment entered by the District Court for the District of Columbia in State of New York v. Microsoft Corp., No. 98-1232 (the “Final Judgment”). While the Final Judgment expired in May 2011, the Committee continues its oversight of Microsoft’s internal programs and processes to ensure compliance with antitrust laws. The Committee receives reports from the general counsel and from other members of management about compliance with antitrust and competition laws. The Committee can authorize further inquiries into matters reported to it for the purpose of ensuring the adequacy of our processes and programs for fulfilling Microsoft’s obligations under antitrust laws. The Committee provides guidance to management and reports regularly to the Board of Directors. The Antitrust Compliance Committee Responsibilities Checklist attached to the Antitrust Compliance Committee Charter describes the Committee’s specific responsibilities.

Page	23	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

DIRECTOR COMPENSATION

During fiscal year 2011, Mr. Ballmer received no compensation for serving as a director. He, like all directors, is eligible to be reimbursed for reasonable expenses incurred in attending Board and committee meetings.

Each year the Compensation Committee reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Our objective for compensation to directors is to pay at or near the median of the market, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller annual adjustments. Our compensation for directors had not changed in almost five years and was 15-20% below the Dow 30 median. As a result, the Compensation Committee recommended and the Board approved an increase in base director compensation. The recommendation was consistent with the principles described above and recognized the increasing time commitments associated with lead independent director, committee chair and audit committee service with increased retainers.

The adjustments to the different components of the compensation program for non-employee directors are described below.

CHANGE IN DIRECTOR COMPENSATION DURING FISCAL YEAR 2011

Compensation Element	After Nov. 15, 2010	Jan. 31, 2006 - Nov 15, 2010
• Annual Retainer (TOTAL)	$250,000	$200,000
¡ Cash Retainer	$100,000	$80,000
¡ Equity Retainer – in the form of a stock award under the Amended and Restated 1999 Stock Plan for Non-Employee Directors	$150,000	$120,000
• Annual Audit Committee Member Retainer	$15,000	$10,000
• Annual Committee Chair Retainer	$15,000	$10,000
• Annual Lead Independent Director Retainer	$15,000	$0

The Company pays for reimbursement of reasonable expenses incurred in connection with Board-related activities.

The annual Board retainer is paid quarterly in arrears. Quarterly periods are measured beginning on the date of the annual shareholders meeting and each three months after that date. At the end of each quarterly period, each director is paid 25% of the total annual retainer, provided he or she continues to serve as a director as of the last day of the service period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on the deferred equity are deemed to be invested in our common stock. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum amount paid no later than the fifth anniversary after separation from Board service.

Page	24	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Directors should achieve this ownership level within five years after the director becomes a Board member. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. As of the end of fiscal year 2011, each of our Directors complied with our stock ownership policy.

Mr. Ballmer, an employee director, is excluded from the following table because we fully describe his compensation in Part IV – “Executive Officer Compensation – Summary Compensation Table” and in Part IV – “Executive Officer Compensation – Components of Compensation and Fiscal Year 2011 Awards.”

The following table describes the cash and equity portions of the annual retainer earned by each director in fiscal year 2011.

FISCAL YEAR 2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Dina Dublon	115,000	135,000	250,000
William H. Gates III	90,000	135,000	225,000
Raymond V. Gilmartin (2)	103,723	135,000	238,723
Reed Hastings (3)	96,277	135,000	231,277
Maria Klawe	90,000	135,000	225,000
David F. Marquardt	102,500	135,000	237,500
Charles H. Noski (4)	115,000	135,000	250,000
Helmut Panke	115,000	135,000	250,000
(1)	The value of fractional shares is excluded.
(2)	Cash payment includes a pro-rated amount for Mr. Gilmartin’s service as lead independent director from November 16, 2010 to December 15, 2010.
(3)	Cash payment includes a pro-rated amount for Mr. Hastings’ service as lead independent director, which began December 16, 2010. Mr. Hastings elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 8,981 shares of our common stock. The number of shares was calculated by dividing each quarterly payment amount by the closing market price of our common stock on the originally scheduled payment date. Delivery of the shares will occur 30 days after the date of separation from Board service.
(4)	Mr. Noski elected to defer the stock award component of his compensation in connection with his pay through February 2011. He revised his deferral election so that he would defer both the cash and stock award components beginning with his May 2011 retainer. The combined cash and stock award value converted into 6,541 shares of our common stock. The number of shares was calculated by adding the results of dividing each quarterly payment amount by the closing market price of our common stock on the originally scheduled payment date. Delivery of the shares will occur 30 days after the date of separation from Board service.

Page	25	Microsoft 2011 Proxy Statement

PART III – BOARD OF DIRECTORS (cont’d)

As of June 30, 2011, the directors had the following aggregate deferred director stock awards outstanding. Stock awards outstanding comprise (a) deferred stock awards, (b) cash compensation deferred into shares of common stock, and (c) dividend equivalents on deferred stock, which are paid in shares of our common stock.

TOTAL DEFERRED STOCK AWARDS AS OF JUNE 30, 2011

Dina Dublon	20,671
William H. Gates III	0
Raymond V. Gilmartin	4,722
Reed Hastings	35,871
Maria Klawe	0
David F. Marquardt	0
Charles H. Noski	45,608
Helmut Panke	0

Stock options are excluded from the table above. Outstanding stock options held by Messrs. Gilmartin and Marquardt as of June 30, 2011 are described in the footnotes to the table in Part II – “Corporate Governance at Microsoft – Information Regarding Beneficial Ownership of Principal Shareholders, Directors, and Management.”

In addition, to assist directors in developing an in-depth understanding of our businesses, products, and services, and to facilitate the efficient operation of the Board of Directors through the use of computing devices that feature Microsoft software, upon request, directors are provided a personal computer and associated peripherals for their use while they serve on our Board. Each year, directors also may receive a Windows Phone, an Xbox gaming and entertainment console, peripherals and gaming software, Microsoft computer peripherals, and Microsoft software and subscription services with an aggregate value of up to $5,000 per director.

Page	26	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our fiscal year 2011 compensation program for our fiscal year 2011 Named Executive Officers:

•	Steven A. Ballmer, our Chief Executive Officer (and our principal executive officer);
•	Peter S. Klein, our Chief Financial Officer (and our principal financial officer);
•	Kurt D. DelBene, our President, Microsoft Office Division;
•	Steven J. Sinofsky, our President Windows and Windows Live Division; and
•	B. Kevin Turner, our Chief Operating Officer.

The contents of this Compensation Discussion and Analysis are organized into three sections.

Section 1 – Performance and Pay

Section 2 – Compensation Setting Process and Decisions for Fiscal Year 2011

Section 3 – Other Compensation Policies and Information

Section 1 – Performance and Pay

Fiscal Year 2011 Corporate Performance

In fiscal year 2011 we delivered strong financial results and significant product releases while making strategic investments and alliances that will foster long-term growth. We reported record revenue of $69.94 billion, a 12% increase over the prior year. Other financial highlights include:

•	Operating income increased 13% to $27.16 billion
•	Net income increased 23% to $23.15 billion
•	Diluted earnings per share grew 28% to $2.69

We returned $16.9 billion of cash to shareholders through dividends and stock buybacks, an increase of 10% over 2010. In the past five years, we have returned over $90 billion and reduced our outstanding share count by 1.7 billion shares, or 17%.

Growing Momentum and Seizing New Opportunities

Our financial results reflected continuing product momentum.

•	Office 2010 continued to be the fastest-selling version of Microsoft Office in history – five times faster than the previous version – with over 100 million licenses sold.
•

We surpassed sales of 400 million units of our flagship PC operating system, Windows 7. While the results of the Windows and Windows Live Division declined in 2011 reflecting the state of the overall PC market, sales in emerging markets grew in 2011 and deployment in business enterprises continued to accelerate.

•

In November 2010, we launched Kinect for Xbox, a new form of interactive entertainment that makes you the controller. Kinect promptly established a record as the fastest selling consumer device in history. Xbox 360 has been the top-selling game console in the U.S. over the past twelve months.

•	Our Server and Tools business revenue grew 11% on the strength of products such as Windows Server, System Center and SQL Server.

Page	27	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

We also made significant progress on our strategies for future business growth.

•

We released Office 365 – where Office meets the cloud. Businesses of all sizes can access our leading productivity and collaboration tools, including Word, Excel, PowerPoint, Exchange, SharePoint and Lync, through the cloud in a way that is simple, predictable, and cost effective.

•

We introduced Windows Phone to a positive reception as 9 out of 10 customers would recommend it to a friend. Several months later we announced a strategic partnership with Nokia to establish Windows Phone as its primary smartphone platform. We followed that by introducing Windows Phone 7.5, which will deliver over 500 new features this fall to existing customers and on new phones.

•

We announced our agreement to acquire Skype, which will extend Skype’s world-class brand and global reach of its communication platform, while at the same time enhancing Microsoft’s existing portfolio of products and services. With Skype, we will increase the accessibility of real-time video and voice communications to consumers and enterprises, whether through PCs, phones, Xbox, or applications like Office and Lync.

•

We made important platform enhancements to our cloud computing platform, Windows Azure, driving increased developer interest and momentum, and enabling new scenarios. Leading companies are using Azure to develop innovative solutions and enhanced experiences for their customers.

•

We completed the integration of the Yahoo! alliance and continued to enhance the power of Bing to help people make informed decisions, including tighter integration with Facebook social connections. Bing’s market share in the U.S. grew over 31% in fiscal year 2011 to approximately 14%. Together with Yahoo!, Bing now powers over 27% of U.S. searches.

Page	28	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

Named Executive Officer Pay and Performance

As explained in Section 2 of this Compensation Discussion and Analysis, the Compensation Committee and independent directors review an array of quantitative and qualitative measures before applying their judgment to determine NEO pay for the year. As a result, incentive pay is not tied directly to any specific set of metrics. Nevertheless, the relationship between total base salary plus cash and stock-based incentive compensation awarded (together “total direct compensation”) and key financial results reflects the close alignment we have established between pay and business performance. From 2007 to 2011, changes in total direct compensation for our NEOs were consistent with changes in our operating income. Over time, we expect operating income and total direct compensation to trend together; in any given year there may be some variability. The table below illustrates this relationship.

MICROSOFT OPERATING INCOME VS. TOTAL DIRECT COMPENSATION

(1)	Because of executive departures during fiscal year 2010, we reported 6 NEOs (including our chief executive officer) in our 2010 proxy statement. For year-over-year comparability, for fiscal year 2010 we included the CEO and 4 most highly compensated NEOs in the chart.

Similarly, the decisions of the Compensation Committee and Board result in incentive compensation awards for named executive officers that vary within a given year and from year-to-year. For example, awards ranged from 60%-90%, 96%-140%, and 90%-132% of target in fiscal years 2009, 2010, and 2011, respectively.

Section 2 – Compensation Setting Process and Decisions for Fiscal Year 2011

Executive Compensation Program

In fiscal year 2011, we continued to provide executive officer compensation via a straightforward structure consisting almost entirely of base salary and incentive compensation under our Executive Officer Incentive Plan (“Incentive Plan”). Our executive compensation programs incentivize high performance and do not reward inappropriate risks as further described in this Part IV under “Other Compensation Policies and Information” and in Part VI – “Proposals to be Voted on at the Meeting – Advisory Vote on Executive Compensation.”

Page	29	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

The Incentive Plan provides a unified framework for assessing executive officer performance and determining the appropriate cash and stock-based compensation for that performance. Awards under the Incentive Plan are not derived directly from a formula. Instead, the awards are made after a review of each executive officer’s performance across a wide range of financial, operational, and strategic measures. As in previous years, Mr. Ballmer’s incentive compensation opportunity for fiscal year 2011 was limited to a cash payment of up to 200% of his fiscal year 2011 base salary, consistent with his request that we not award him equity compensation. The fiscal year 2011 Incentive Plan awards for other executive officers were payable:

•	20% in cash in September 2011, and
•	80% in the form of a stock award that vested 25% in September 2011, with additional 25% increments vesting on August 31 in each of 2012, 2013, and 2014.

Each year, the compensation decisions for our executive officers are made in three steps.

Steps	When	Roles of Board, Compensation Committee, and CEO
Program Design – Program for year is approved (including mix of annual and multi-year pay and fixed and incentive compensation)	Beginning of fiscal year

•      CEO compensation decisions are made by the independent members of the Board, based on recommendation of the Compensation Committee

•      Other NEO compensation decisions are made by the Compensation Committee, based on recommendations of the CEO

•      Compensation Committee is advised by independent compensation consultant

Establish Target Opportunities – Incentive compensation opportunities are set (minimum, maximum, and target incentive awards)	Beginning of fiscal year
Review Performance – Performance is reviewed, which leads to decisions about: • Actual Incentive Plan award amounts • Base salary adjustments	Following end of fiscal year

Program Design

The compensation program for our executive officers reflects our compensation philosophy and an assessment of the competitive market for executive talent.

Compensation Philosophy

We design the compensation program for our executive officers to attract, motivate, and retain the key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	provides a competitive total pay opportunity;
•	consists primarily of stock-based compensation, which encourages our executive officers to act as owners with an equity stake in Microsoft;

Page	30	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

•	links a significant portion of total compensation to performance we believe will create long-term shareholder value;
•	differentiates rewards based on the executive officer’s contributions to our business performance;
•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting; and
•	does not encourage unnecessary and excessive risk taking.

Competitive Market Assessment

We compete with global information technology and large market capitalization U.S. companies for senior executive talent. Given the size and scope of Microsoft’s operating units, many of which are comparable to separate business enterprises, numerous companies actively recruit our top executives to fill their senior leadership positions.

To ensure we have the information necessary to set appropriate compensation targets, we conduct a formal market analysis of executive compensation programs each year that includes data from third-party compensation surveys and publicly available executive compensation data for two groups of peer companies:

•

information technology companies that focus on producing software or hardware or providing online services, employ work forces with skill sets and professional backgrounds similar to those of our work force, have a significant global presence, and are generally comparable in terms of annual revenue and market capitalization (the “Technology Peer Group”), and

•	large, diversified companies with significant international operations (the “Dow 30 Peer Group”).

While this market analysis informs our compensation structure and decisions of the Board and the Committee, we do not tie our executive officer’s compensation levels to specific market percentiles.

In Spring 2010, when we were preparing our fiscal year 2011 compensation design and decisions, the peer groups comprised the following companies.

Technology Peer Group		Dow 30 Peer Group
Accenture	Intel*	3M	DuPont	Pfizer
Adobe Systems	Oracle	Alcoa	ExxonMobil	Procter & Gamble
Amazon	Research In Motion	American Express	General Electric	Travelers Companies
Apple	SAP	AT&T	Home Depot	United Technologies
Cisco Systems*	Symantec	Bank of America	JP Morgan Chase	Verizon
Dell Computer	Yahoo	Boeing	Johnson & Johnson	Wal-Mart
Google		Caterpillar	Kraft Foods	Walt Disney
Hewlett-Packard*		Chevron	McDonald’s
IBM*		Coca-Cola	Merck
*	These companies are included in the Technology Peer Group and omitted from the Dow 30 to avoid duplication.

Page	31	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

Revenue, Market Capitalization and Headcount – Microsoft versus Combined Peer Companies

Our executive officers have demanding roles leading complex businesses. As the chart below indicates, these roles involve greater scope and complexity than similar positions of their peers.

(1)	Based on publicly available information as of August 2011.

Technology Labor Market

In an increasingly competitive labor market in the technology industry, it is important we continue to invest in our people by providing base pay and target total compensation that will both incent highly talented people to join Microsoft and retain the people who are key to our future success. Effective with our performance review for fiscal year 2011, we changed our rewards program for our broad based non-executive employees by increasing base salary, shifting a portion of stock compensation to base salary, increasing compensation for our engineering talent, and in general increasing overall compensation opportunity. For fiscal year 2012, the Committee evaluated the compensation opportunity for executive officers and determined it was necessary to increase incentive compensation targets for our executive officers to remain competitive with other outside employment opportunities.

Compensation Consultant Role

To assist in its review and oversight of our executive compensation program, the Committee has retained and is advised by Semler Brossy Consulting Group, LLC, a national executive compensation consulting firm. For more information on Semler Brossy’s role as an advisor to the Committee, see Part III – “Board of Directors – Compensation Committee – Compensation Consultant.”

Compensation Program Components

For fiscal year 2011, our executive compensation program continued to have two principal components: base salary and incentive awards under the Incentive Plan.

As in prior fiscal years, the fiscal year 2011 Incentive Plan provided our executive officers with the opportunity to earn incentive compensation payable in cash and stock and, for Mr. Ballmer payable in cash. Awards under the Incentive Plan are not formula-based. Instead, the Committee exercises its independent business judgment to determine the amount of these awards, if any, after evaluating the performance of each executive officer.

Page	32	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

Our mix of target pay places a higher proportion of pay at risk than our peer companies. The following chart provides information about the fiscal year 2011 target mix of pay for our Named Executive Officers (excluding Mr. Ballmer) compared to the named executive officers of our peer group companies.

Peer group companies. Variable cash consists of discretionary bonuses, target annual non-equity incentive plan awards, and target multi-year non-equity incentive plan awards. Equity consists of stock options, stock awards, annual incentive plan equity awards, and multi-year incentive plan equity awards.

Microsoft. Variable cash consists of the 20% of the target Incentive Plan award payable in cash. Equity consists of 80% of the target Incentive Plan award payable as a stock award.

Data for our peer group companies and Microsoft reflect target pay mix data available in mid-2010, when we conducted our fiscal year 2011 compensation planning.

The Incentive Plan, which was introduced in fiscal year 2009, has proven to be an effective means for implementing our compensation philosophy by providing a flexible framework that allows the Committee and Board to:

•	consider performance against a wide range of strategic, operational, and financial measures, reflecting Microsoft’s broad and complex business;
•

adjust actual compensation to reward our executive officers for timely and effective responses to changing dynamics in the market for our products and services, including work that could not be anticipated in advance of the performance period;

•

incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable time period, which is important given the long-term characteristics of Microsoft’s business; and

•	differentiate rewards among our executive officers based on their performance.

Consistent with longstanding practice and his request, Mr. Ballmer does not participate in the equity component of the Incentive Plan. His award under the Incentive Plan is payable entirely in cash, and is correspondingly smaller than those made to the other Named Executive Officers. As the principal

Page	33	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

leader of Microsoft, Mr. Ballmer focuses on building our long-term success, and, as a significant shareholder, his personal wealth is tied directly to Microsoft’s value. While the Committee and the Board believe Mr. Ballmer is underpaid for his role and performance, they have accepted his request.

The following table illustrates Mr. Ballmer’s compensation opportunity for fiscal year 2011, compared to his peers.

	Base Salary	Cash Bonus	Total Opportunity
Peer Group (average) (1)	$1,400,000	$4,500,000	$15,800,000
Mr. Ballmer (maximum)	$682,500	$1,365,000	$2,047,500
(1)	Excludes chief executive officers with atypical pay structures, such as founders. Figures based on publicly available information as of August 2011.

Incentive Plan awards for the other Named Executive Officers are paid 20% in cash and 80% in the form of a restricted stock unit award that is payable in shares of Microsoft common stock. The number of shares subject to each award is determined by dividing 80% of the award amount by the closing market price of Microsoft common stock on the last trading day in August following the end of the fiscal year. Incentive Plan stock awards vest in four equal installments, with the first installment vesting immediately following approval of the awards and subsequent installments vesting on August 31 in each of the following three years.

Establishing Compensation Opportunities

At the beginning of each fiscal year, Mr. Ballmer recommends to the Compensation Committee a target Incentive Plan award for each executive officer. In making these recommendations, he considers a wide array of information that may include:

•

Compensation data from a peer group that reflects both similarly titled positions and chief executive officers where that position is a better match to the executive officer’s role. For this purpose peer groups are tailored to consist of companies that are representative of the business the executive officer runs. Peer information also may include private companies;

•	The relationship of total compensation targets among internal peers; and
•	Information about the market for executive talent gained through the Company’s experience recruiting for executive positions and efforts by others to recruit our executives.

The Committee, applying its independent judgment, establishes a target Incentive Plan award opportunity for each executive officer based on Mr. Ballmer’s recommendation and:

•	the executive officer’s role and responsibilities;
•	an assessment of the compensation programs for positions of similar scope and responsibility at the companies in our peer groups;
•	internal comparisons of the executive officer’s total target compensation to the total target compensation of other executive officers; and
•	input from the Committee’s compensation consultant.

Each executive officer’s Incentive Plan award opportunity is limited to a specified percentage of an incentive pool. For fiscal year 2011, this aggregate incentive pool was set at 0.25% of Microsoft’s fiscal year 2011 corporate operating income, plus .05% of second half operating income for a mid-year promotion of an executive officer. In addition, for fiscal year 2011, our Named Executive Officers’

Page	34	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

potential Incentive Plan awards were further limited to: (i) for Mr. Ballmer, 0%-200% of his base salary; and (ii) for the other Named Executive Officers, 0%-150% of a target award.

Fiscal Year 2011 Base Salary Rates

The Committee considered the factors listed above and each executive officer’s performance in establishing base salaries for fiscal year 2011. Base salaries for our executive officers are a small portion of their total compensation. All Named Executive Officers received 15% or less of their compensation as base salary, except for Mr. Ballmer, who at his request receives no equity compensation. Generally, base salary changes are effective as of September 1 in the year the change is approved. The Committee set the following base salary rates for the Named Executive Officers in fiscal year 2011: Mr. Ballmer’s salary increased 2.2% to $685,000; Mr. Sinofsky’s salary increased 0.8% to $650,000; Mr. Klein’s salary increased 6.0% to $530,000 and Mr. Turner’s increased 16.3% to $750,000, each reflecting an adjustment to more closely reflect pay of comparable positions in our peer groups; and Mr. DelBene’s salary was established at $630,000 in his first year as an executive officer.

Performance Review and Fiscal Year 2011 Compensation Approvals

Each year, our Named Executive Officers participate in a performance review process that leads to the decisions about the size of their Incentive Plan awards for the prior fiscal year and whether their base salaries should be adjusted.

Performance Review Process for Mr. Ballmer

The independent members of our Board of Directors conduct Mr. Ballmer’s performance review. This review includes an evaluation of Mr. Ballmer’s performance based on:

•	Mr. Ballmer’s self-evaluation of his performance over the past fiscal year and over a multi-year period;
•

a summary of Microsoft’s performance for the just-completed fiscal year using a wide range of quantitative and qualitative financial, operational, and strategic measures, which includes key measures that were developed by management and reviewed with our Board of Directors at the beginning of the fiscal year as part of Microsoft’s annual business planning process; and

•	the results of in-depth interviews conducted by the independent members of our Board of Directors with Mr. Ballmer’s direct reports.

After the Board completes its assessment of Mr. Ballmer’s performance, the Committee recommends Mr. Ballmer’s Incentive Plan award for the just completed fiscal year and any base salary adjustment. The Committee, which meets in executive session to develop its recommendations, does not apply a formula to determine these amounts. Instead, the Committee exercises its business judgment in making its recommendations, taking into consideration the evaluation of Mr. Ballmer’s performance, the amounts that are being awarded to the other executive officers for their performance for the same period and the advice of the Committee’s compensation consultant.

Fiscal Year 2011 Awards for Mr. Ballmer. For fiscal year 2011, the Compensation Committee recommended and the independent members of our Board of Directors approved an Incentive Plan award of $682,500, which was 100% of his target award. The award was based on his performance

Page	35	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

appraisal and other relevant information considered by the independent members of the Board, including: Mr. Ballmer’s performance against his individual commitments; the operating income performance of the Company relative to 25 large technology companies (a group that includes most of our Technology Peers); successful product launches including Kinect for Xbox and Office 365, enhancements to Windows Azure and Bing; continued progress positioning the company as a leader in the cloud and cloud-based infrastructure; key partnerships with Facebook and Nokia; significant progress in development of the next generation of Windows; work toward the successful acquisition of Skype; lower than expected initial sales of Windows Phone 7; the 2% decline in revenue for the Windows and Windows Live Division; the need for further progress in new form factors; and an overall strong financial year in which Microsoft reported record revenue of $69.9 billion, record operating income of $27.1 billion, and record earnings per share of $2.69 representing 12%, 13%, and 28% growth, respectively.

Performance Review Process for Other Named Executive Officers

Following the end of the fiscal year, the Committee conducts a comprehensive review of each executive officer’s performance and long-term potential. Mr. Ballmer; Lisa Brummel, Chief People Officer; and the Committee’s compensation consultant also participate in these discussions.

The Committee places significant weight on Mr. Ballmer’s Incentive Plan award recommendations and his evaluation of each executive officer’s performance for the fiscal year because of his first-hand knowledge of each officer’s performance and contributions. In completing his evaluation, Mr. Ballmer relies upon performance evaluation documents that include information about performance against a wide range of quantitative and qualitative financial, operational, and strategic measures, a self-evaluation provided by the executive officer, feedback from the executive officer’s peers, written feedback and ratings from direct reports, and a summary of performance versus predefined commitments for the fiscal year.

In addition to Mr. Ballmer’s evaluation, the information reviewed by the Committee includes company-wide and business division business performance against quantitative and qualitative financial, operational and strategic measures, and any other information deemed relevant by the Committee.

The quantitative and qualitative financial, operational, and strategic measures that were considered vary based on individual responsibilities and the business function, division, or group that an executive officer manages. Among the most important factors used in fiscal year 2011 to evaluate performance were:

Revenue	Customer acceptance
Sales and licensing volume	Developer community satisfaction
Contribution margin	Organizational culture and leadership
Innovation	Compliance and integrity
Corporate citizenship	Strategic planning
Product development and implementation	Operations excellence
Quality	Efficiency and productivity
Customer satisfaction

Page	36	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

Following this review process, the Committee, applying its independent judgment, determines each executive officer’s Incentive Plan award for the just-completed fiscal year and any base salary adjustment.

Fiscal 2011 Awards for Other Named Executive Officers. After evaluating our Named Executive Officers’ performance for fiscal year 2011, the Committee approved the following incentive plan awards.

Peter Klein. Mr. Klein is responsible for leading Microsoft’s worldwide finance organization. Mr. Klein continued his strong focus on managing operating expenses, contributing to 28% growth in earnings per share, and balance sheet management in fiscal year 2011. Mr. Klein oversaw the Company’s capital allocation plan, which resulted in Microsoft returning $16.9 billion of cash through dividends and share repurchases. Mr. Klein’s leadership extended to the overall acquisition and growth strategy, particularly in the planning, due diligence, and oversight of the acquisition of Skype. Additionally, Mr. Klein improved the Company’s internal planning and forecasting processes. Based on his fiscal year 2011 performance, Mr. Klein received an Incentive Plan award of $3,600,000, which was 120% of his target award.

Kurt DelBene. Mr. DelBene was promoted to President of the Microsoft Office Division (“MOD”) effective September 28, 2010. MOD is responsible for Microsoft’s global strategy for information workers and a wide range of productivity products and services, including Office, Exchange, SharePoint, Lync, Project, Visio, and Microsoft’s speech technology investments.

MOD annual revenue increased 17% in 2011 to over $20 billion. Under Mr. DelBene’s leadership Office 2010 continued to be the fastest-selling version of Microsoft Office in history. In addition, other productivity products, including SharePoint, Exchange, and Lync had double digit growth. In fiscal year 2011 MOD launched Office 365, a key achievement in our strategy to enable businesses of all sizes to access productivity and collaboration tools through the cloud. Finally, Mr. DelBene was a key contributor to the strategy that led to pursuing the Skype acquisition. Based on his fiscal year 2011 performance, Mr. DelBene received an Incentive Plan award of $7,250,000, which was 132% of his target award.

Steven Sinofsky. Mr. Sinofsky has responsibility for the overall Windows business, from development to business strategy and marketing for Windows, Windows Live, and Internet Explorer.

For fiscal year 2011, Windows division revenue decreased 2% reflecting a decline in the worldwide consumer PC market. Nevertheless, during fiscal year 2011 Windows 7 sales surpassed 400 million units, with 25% of enterprise desktops having deployed Windows. During fiscal year 2011 we continued to make progress on our next version of Windows and released a preview of Windows 8, a reimagining of our flagship operating system that will operate across a variety of form factors. Additionally, we released Internet Explorer 9, which is the fastest growing Web browser, for Windows 7. Based on his fiscal year 2011 performance, Mr. Sinofsky received an Incentive Plan award of $6,300,000, which was 90% of his target award.

Kevin Turner. As Chief Operating Officer, Mr. Turner is responsible for the strategic and operational leadership of Microsoft’s worldwide sales, marketing, and services organization. In addition, Mr. Turner manages the online advertising sales organization and corporate support organizations, including product and customer support services, branding, advertising, public relations, marketing research, relationship marketing, corporate operations, and internal information technology.

Page	37	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

Mr. Turner led his organization to excellent sales results while effectively managing costs. For the full fiscal year, Microsoft revenue was $69.9 billion and operating income was $27.1 billion, representing 12% and 13% growth, respectively. Under Mr. Turner’s leadership, his team achieved year-over-year growth in customer satisfaction. Specifically, satisfaction survey scores were maintained or grew for 12 out of 14 audiences. Additionally, the sales organization achieved 50% year-over-year net revenue growth in the retail segment, helped propel the success of Office 2010, and delivered excellent results across product lines in enterprise sales, driving both new business and renewals. Based on his fiscal year 2011 performance, Mr. Turner received an Incentive Plan award of $9,625,000, which was 110% of his target award.

Section 3 – Other Compensation Policies and Information

Executive Benefits and Perquisites

Our Named Executive Officers are eligible for the same benefits that are made available to our other U.S.-based full-time employees, including our Section 401(k) plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, we maintain a non-qualified deferred compensation plan for our executives and senior managers. The plan is unfunded, and participation is voluntary. The non-qualified deferred compensation plan allows our Named Executive Officers to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the non-qualified deferred compensation plan.

During fiscal year 2011, we did not provide any perquisites to any of our Named Executive Officers.

Post-Employment Compensation

We do not have employment contracts with our Named Executive Officers, and they are not entitled to any payments or benefits following a change in control of Microsoft. Generally, they also are not entitled to any payments or benefits upon termination of their employment except for:

•

All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of on-hire and annual review stock awards that were granted more than one year before retirement.

•	Generally, all employees whose employment with Microsoft terminates due to death or total and permanent disability will fully vest in their outstanding stock awards.
•	Pursuant to Mr. Turner’s employment offer letter, 160,000 shares of his on-hire stock award will vest upon his retirement at age 60 or older.

Executive Compensation Recovery Policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to an executive compensation recovery policy. Under this policy, the Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded on a discretionary basis, as with awards under the Incentive Plan. The Committee may recover incentive compensation whether or not the executive’s actions involve

Page	38	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

misconduct. When an executive has engaged in intentional misconduct that contributed to the payment, the Committee may take other remedial action, including seeking to recover the entire payment. Our executive compensation recovery policy is available on our website at www.microsoft.com/investor/recoverypolicy.

Stock Ownership Policy

Our executive officers and certain other senior executives are subject to stock ownership requirements to maintain a minimum equity stake in Microsoft. This policy embodies the Committee’s belief that our most senior executives should maintain a material personal financial stake in Microsoft to promote a long-term perspective in managing our business. In addition, it helps ensure the alignment of executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Our stock ownership policy requires each covered executive to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary. In addition, each covered executive must retain 50% of all net shares (post-tax) that vest until the minimum share ownership requirement is achieved. As of the end of fiscal year 2011, each of our Named Executive Officers complied with our executive stock ownership policy. Our policy is available on our website at www.microsoft.com/investor/execstockpolicy.

Derivatives Trading and Hedging Policy

Our Named Executive Officers are prohibited from trading in options, puts, calls or other derivative instruments related to Microsoft stock or debt.

Deductibility of Executive Compensation

In structuring compensation for our Named Executive Officers, the Committee considers, among other things, whether a form of compensation will be deductible for federal income tax purposes or otherwise subject to the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. However, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation. Under federal income tax rules, certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Awards under the Incentive Plan are expected to qualify as performance based compensation for purposes of Section 162(m). All compensation to our Named Executive Officers in fiscal year 2011 was intended to be deductible under Section 162(m).

COMPENSATION RISK ASSESSMENT

In fiscal year 2011, we performed a comprehensive assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. Our assessment covered each material element of executive and non-executive employee compensation. We concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

Page	39	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

In addition, the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The current Incentive Plan awards have the following risk-limiting characteristics:

•

Awards to each executive officer are limited to the least of (a) a fixed maximum specified in the Incentive Plan, (b) a fixed percentage of an incentive pool, or (c) 150% of a target award (200% of base salary for Mr. Ballmer).

•	Awards are based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.
•	Awards are not made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase Company stock price.
•	Awards are not tied to formulas that could focus executives on specific short-term outcomes.
•

Members of the Compensation Committee, or in the case of Mr. Ballmer, the independent members of our Board of Directors, approve the final awards in their discretion, after reviewing executive and corporate performance.

•

Awards are subject to our Executive Compensation Recovery Policy, described in Part IV – “Named Executive Officer Compensation – Other Compensation Policies and Information – Executive Compensation Recovery Policy.”

•

For executive officers other than Mr. Ballmer, the majority of the award value is delivered in the form of shares of common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests. For Mr. Ballmer this alignment exists by virtue of his being one of Microsoft’s largest shareholders.

•

Executive officers are subject to our executive stock ownership requirements described in Part IV – “Named Executive Officer Compensation – Other Compensation Policies and Information – Stock Ownership Policy.”

Page	40	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

FISCAL YEAR 2011 COMPENSATION TABLES

The following table contains information about compensation awarded to the Named Executive Officers for the fiscal years ended June 30, 2011, June 30, 2010, and June 30, 2009. None of the Named Executive Officers received stock options during fiscal years 2011, 2010, and 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven A. Ballmer	2011		682,500	682,500	N/A	11,915	1,376,915
Chief Executive Officer;	2010		670,000	670,000	N/A	11,121	1,351,121
Director	2009		665,833	600,000	N/A	10,794	1,276,627
Peter S. Klein	2011		525,000	720,000	2,266,321	10,366	3,521,687
Chief Financial Officer	2010	(4)	437,508	555,000	2,638,531	12,277	3,643,316
Kurt D. DelBene	2011		603,333	1,450,000	4,154,922	10,994	6,219,249
President, Microsoft
Office Division
Steven J. Sinofsky	2011		649,167	1,260,000	5,288,083	10,508	7,207,758
President, Windows and Window Live Division
B. Kevin Turner	2011		732,500	1,925,000	6,610,104	9,537	9,277,141
Chief Operating Officer	2010		645,000	1,960,000	5,299,719	9,790	7,914,509
	2009		641,667	952,019	5,378,829	10,117	6,982,632
(1)	This column reports the 20% of the Incentive Plan awards, and for Mr. Ballmer his entire Incentive Plan award, for the fiscal year that were paid in cash in September following the fiscal year end.
(2)	This column reports the 80% of the target Incentive Plan awards for the fiscal year that were payable in stock. Mr. Klein’s fiscal year 2010 amount in this column includes the stock awards granted during fiscal year 2010 for fiscal year 2009 performance, prior to his promotion to Chief Financial Officer. All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Our Incentive Plan awards are subject to the Committee’s use of negative discretion, precluding a grant date until after the fiscal year end; accordingly, the grant date reported for these awards is the service inception date, which is the first day of the fiscal year for which the award is made. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officers for the fiscal year.

Page	41	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

(3)	The amounts in this column are set forth in the table below.

Name	Year	Relocation Expense ($)	Tax Gross Up ($)	401(k) Company Match ($)	Imputed Income Received under Broad-based Benefits Program ($)*	Total ($)
Steven A. Ballmer	2011	0	0	7,350	4,565	11,915
	2010	0	0	7,350	3,771	11,121
	2009	0	0	7,350	3,444	10,794
Peter S. Klein	2011	0	0	7,350	3,016	10,366
	2010	0	0	9,450	2,827	12,277
Kurt D. DelBene	2011	0	0	8,545	2,449	10,994
Steven J. Sinofsky	2011	0	0	7,350	3,158	10,508
B. Kevin Turner	2011	0	0	7,350	2,187	9,537
	2010	0	0	7,350	2,440	9,790
	2009	0	0	7,350	2,767	10,117
*	These amounts include imputed income from life insurance, imputed income from disability insurance, imputed income from athletic club membership, and payments in lieu of athletic club membership. These benefits are available to all our U.S.-based employees.

(4)

Fiscal year 2010 base pay reflects Mr. Klein serving as a business division Chief Financial Officer for four and one-half months and as our corporate Chief Financial Officer for the balance of the year.

The following table provides information on grants of awards under any plan to the Named Executive Officers related to the fiscal year ending June 30, 2011.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED JUNE 30, 2011

Award Name	Award Approval Date	Grant Date(1)	Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)(2)(3)
Steven A. Ballmer	N/A	N/A	N/A	N/A
Peter S. Klein	9/20/2011	7/1/2010	103,627	2,266,321
Kurt D. DelBene	9/20/2011	7/1/2010	189,983	4,154,922
Steven J. Sinofsky	9/20/2011	7/1/2010	241,796	5,288,083
B. Kevin Turner	9/20/2011	7/1/2010	302,245	6,610,104
(1)	For Incentive Plan awards, the Committee’s use of negative discretion precludes a grant date until after the fiscal year end; accordingly, the grant date reported in this table for these awards is the July 1, 2010 service inception date, the first day of fiscal year 2011.
(2)

The values in this column represent the grant date fair value of the 80% of the fiscal year 2011 target Incentive Plan awards payable in common stock. The actual Incentive Plan stock awards approved on September 20, 2011 with respect to these target awards are described in Section 2 – “Compensation Setting Process and Decisions for Fiscal Year 2011” of the Compensation Discussion and Analysis above. The grant date fair value is based on the Accounting Standards Codification Topic 718 fair value of the award before any forfeiture adjustments. We measure the grant date fair value of these stock awards based on the market price as of the grant date of

Page	42	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.
(3)	This table reports target stock awards for fiscal year 2011. Below are actual stock awards, approved in fiscal year 2011, for the fiscal year 2010 performance of our named executive officers who also served as executive officers in fiscal year 2010.

Name	Stock Awards (#)	Award Value ($)
Peter S. Klein	94,609	2,288,592
Steven J. Sinofsky	226,721	5,484,381
B. Kevin Turner	334,115	8,082,242

These award values are calculated based on the Accounting Standards Codification Topic 718 fair value of the award on the September 21, 2010 approval date, before any forfeiture adjustments, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.

The following table provides information on exercisable and unexercisable stock options and unvested stock awards held by the Named Executive Officers on June 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END JUNE 30, 2011

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Steven A. Ballmer	N/A	N/A	N/A	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	N/A	N/A	124,355	3,233,230
Kurt D. DelBene	77,778	0	21.591	7/31/2012	106,980	2,781,480
Steven J. Sinofsky	611,111	0	21.591	7/31/2012	274,678	7,141,628
B. Kevin Turner	N/A	N/A	N/A	N/A	551,757	14,345,682
(1)	The market value is the number of shares shown in the table multiplied by $26.00, the closing market price of Microsoft common stock on June 30, 2011.

Page	43	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

The following table below shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date.

VESTING DATES AND NUMBER OF SHARES

	2011		2012		2013		2014	Retirement at Age 60 or Older	Total
Name	8/29	8/31	8/29	8/31	8/29	8/31	8/31
Steven A. Ballmer	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Peter S. Klein	6,291	43,497	3,628	35,442	3,628	27,761	4,108	0	124,355
Kurt D. DelBene	3,665	44,085	3,664	28,208	3,665	18,419	5,274	0	106,980
Steven J. Sinofsky	7,695	117,687	7,695	77,224	7,696	56,681	0	0	274,678
B. Kevin Turner	0	186,079	0	122,149	0	83,529	0	160,000	551,757

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended June 30, 2011 for each of the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED JUNE 30, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(2)
Steven A. Ballmer	N/A	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	57,621	1,406,322
Kurt D. DelBene	172,222	471,715	58,788	1,390,811
Steven J. Sinofsky	911,111	2,522,589	148,359	3,610,896
B. Kevin Turner	N/A	N/A	299,389	7,213,071
(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.
(2)	The value realized at vesting is calculated by multiplying the number of shares shown in the table by the closing stock price on the day prior to vest.

Page	44	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

The following table provides information about contributions, earnings, and balances under our non-qualified deferred compensation plan in fiscal year 2011. Microsoft does not contribute to the deferred compensation plan, and in fiscal year 2011 there were no withdrawals by or distributions to Named Executive Officers.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Fiscal Year 2011 ($)(1)	Aggregate Earnings in Fiscal Year 2011 ($)(2)	Aggregate Balance at June 30, 2011 ($)
Steven A. Ballmer	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	N/A
Kurt D. DelBene	818,667	865,068	3,941,765
Steven J. Sinofsky	N/A	N/A	N/A
B. Kevin Turner	N/A	N/A	N/A
(1)	The amount in this column includes $301,667 deferred from fiscal year 2011 salary, which is reported in the Salary Column of the Summary Compensation Table, and $517,000 deferred from a fiscal year 2010 Incentive Plan award, which is not reported in the Summary Compensation Table.
(2)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.

Microsoft’s deferred compensation plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 50%), and/or eligible incentive cash payments (up to 100%). Participation in the deferred compensation plan is limited to senior management, including our named executive officers. Microsoft does not contribute to the deferred compensation plan or guarantee any returns on participant contributions.

At the time an employee elects to participate in the deferred compensation plan, the employee must specify the amount of base salary and/or the percentage of Incentive Plan award to be deferred, as well as the timing of distributions. If employment terminates before retirement (defined as at least age 55 with 10 years of service, or age 65), distribution is made in the form of a lump sum following termination. At retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election. No withdrawals are permitted during employment or prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the deferred compensation plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

Page	45	Microsoft 2011 Proxy Statement

PART IV – NAMED EXECUTIVE OFFICER COMPENSATION (cont’d)

EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 30, 2011

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders (4)	378,803,304	$23.2055	626,294,746
Equity compensation plans not approved by security holders	0	N/A	0

Total	378,803,304	$23.2055	626,294,746
(1)	Includes 274 million shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan and 12.5 million shares issuable under outstanding performance-based stock awards granted under the 2001 Stock Plan (assuming target performance).
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.
(3)	Includes 43 million shares remaining available for issuance as of June 30, 2011 under the 2003 Employee Stock Purchase Plan.
(4)	Under the 2001 Stock Plan no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying such award.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2011, the Compensation Committee consisted of Dina Dublon, Reed Hastings, Maria Klawe, and Helmut Panke. All members of the Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2011, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Dina Dublon (Chair)

Reed Hastings

Maria Klawe

Helmut Panke

Page	46	Microsoft 2011 Proxy Statement

PART V – AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on Microsoft’s website at www.microsoft.com/investor/auditcommittee. The charter, which was last amended effective July 1, 2011, includes a calendar that outlines the Audit Committee’s duties and responsibilities quarter-by-quarter. The Audit Committee reviews the charter and calendar annually.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness the Company’s internal control over financial reporting.

During fiscal year 2011, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the Committee, among other actions:

•	reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;
•

reviewed with management, the independent auditor, and the internal auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting;

•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor;
•	inquired about significant risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•

met in periodic executive sessions with each of the independent auditor, management, and the internal auditor including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting;

Page	47	Microsoft 2011 Proxy Statement

PART V – AUDIT COMMITTEE MATTERS (cont’d)

•

met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting; and

•	received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns.

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2011, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Microsoft’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Deloitte & Touche’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this Part V of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” The Audit Committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed the firm’s independence with Deloitte & Touche.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC. The Audit Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2012. The Board recommends that shareholders ratify this selection at the Annual Meeting.

Audit Committee

Charles H. Noski (Chair)

Dina Dublon

Helmut Panke

Page	48	Microsoft 2011 Proxy Statement

PART V – AUDIT COMMITTEE MATTERS (cont’d)

FEES BILLED BY DELOITTE & TOUCHE

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the years ended June 30, 2011 and 2010, and fees billed for other services rendered by Deloitte & Touche during those periods.

(In millions)
Year Ended June 30	2011	2010

Audit Fees	$20.2	$20.1
Audit Related Fees	5.7	6.2
Tax Fees	0.1	0.2
All Other Fees	0.1	0.1

Total	$26.1	$26.6

Audit Fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit Fees also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-Related Fees

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of licensing programs and controls.

Tax Fees

These fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. The tax compliance and return preparation services consisted of the preparation of original and amended tax returns and claims for refunds. During fiscal years 2011 and 2010, fees incurred for tax compliance and return preparation were approximately $40,000 and $192,000, respectively. Tax planning and advice consisted of support during income tax audits or inquiries. For fiscal year 2011, fees incurred for tax planning and advice were $10,000.

Page	49	Microsoft 2011 Proxy Statement

PART V – AUDIT COMMITTEE MATTERS (cont’d)

All Other Fees

All Other Fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

Page	50	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING

ELECTION OF DIRECTORS

Our Board of Directors has nine members, each of whom has been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. The nominees were evaluated and recommended by the Governance and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see Part I – “Our Director Nominees.”

Each director will be elected by a vote of the majority of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director Since	Occupation
Steven A. Ballmer	55	2000	CEO, Microsoft
Dina Dublon	58	2005	Former CFO and EVP, JPMorgan Chase & Co.
William H. Gates III	55	1981	Chairman, Microsoft
Raymond V. Gilmartin	70	2001	Former Chairman, President and CEO, Merck & Co.
Reed Hastings	50	2007	CEO, Netflix, Inc.
Maria M. Klawe	60	2009	President, Harvey Mudd College
David F. Marquardt	62	1981	General Partner, August Capital
Charles H. Noski	59	2003	Vice Chairman, Bank of America Corporation
Helmut Panke	65	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in Part IV of this proxy statement.

Statement in Support

In 2009, we were one of the first U.S. public companies voluntarily to submit our executive compensation to a shareholder vote and it received the overwhelming support of nearly 99% of votes cast. The goals, philosophies, and practices in place then are fundamentally the same today.

Pay for Performance

The discretionary structure of our compensation program allows our Board and Compensation Committee to determine pay based on a comprehensive view of the quantitative and qualitative factors they believe best reflect the results that will produce long-term business success. The correlation between our financial results and executive officer compensation actually awarded demonstrates the success of this approach. See, for example, the chart showing the relationship

Page	51	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING (cont’d)

between total direct compensation and operating income in Part IV – “Named Executive Officer Compensation – Compensation Discussion and Analysis – Performance and Pay in Fiscal Year 2011.”

Sound Program Design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design and decisions. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity;
•	consists primarily of stock-based compensation, which encourages our executive officers to act as owners with an equity stake in Microsoft;
•	links a significant portion of total compensation to performance we believe will create long-term shareholder value;
•	differentiates rewards based on the executive officer’s actual contributions to our performance;
•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting; and
•	does not encourage unnecessary and excessive risk taking.

Best Practices in Executive Compensation

Our executive compensation programs do not reward inappropriate risks and incentives.

We do:

•	have an executive compensation recovery policy to ensure accountability;
•	have a stock ownership policy to reinforce alignment between shareholders and our executive officers; and
•	have a policy prohibiting executive officers from trading in derivatives of and hedging Microsoft securities.

We do not:

•	award stock options to our executive officers;
•	offer special executive officer perquisites or benefits;
•	have employment contracts, change in control protections, or severance pay agreements with our executive officers; or
•	have special executive officer retirement programs.

Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and through our regular shareholder engagement seek to understand the factors that influenced the voting results. The Board and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs.

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers in fiscal year 2011.

Page	52	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING (cont’d)

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act on 1934, we are seeking your advisory vote on how often the Company should hold a say-on-pay vote. You may specify whether you prefer the vote to occur every year, two years, three years, or may abstain from voting on this proposal. The Board recommends that future say-on-pay votes occur every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.

Statement in Support

Microsoft was a leader in the movement to shareholder voting on executive compensation. In 2009, after discussions with a broad spectrum of shareholders and considering the merits of the advisory vote frequency we voluntarily adopted a say-on-pay vote every three years and held our first say-on-pay vote. We continue to believe there are valid arguments for a variety of vote frequencies depending on a company’s specific circumstances. Nevertheless, considering input we have received in our shareholder outreach and the preference evident from voting results at other large companies, we recommend shareholders vote to hold the say-on-pay vote every year.

Although the vote is non-binding, the Board and the Compensation Committee will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our shareholders, and the Board’s views on the best way to obtain meaningful shareholder input.

Our Board of Directors recommends a vote FOR holding a non-binding, advisory vote on the compensation paid to our Named Executive Officers every year.

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as Microsoft’s independent auditor for fiscal year 2012, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year.

The Board of Directors recommends a vote FOR the proposal.

Page	53	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING (cont’d)

SHAREHOLDER PROPOSAL NO. 1

Harrington Investments has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

RESOLVED: Amend Article 2 of the corporate bylaws, to add a new Section 2.13 as follows:

Section 2.13 Board Committee on Environmental Sustainability:    There is established a Board Committee on Environmental Sustainability. The purpose of the committee is to review the company’s corporate policies, above and beyond matters of legal compliance, in order to assess, and make recommendations to enhance, the company’s policy responses to changing conditions and knowledge of the natural environment, including but not limited to, natural resource limitations, energy use, waste disposal, and climate change. Policy responses should include, among other things, an assessment of the company’s disclosure of quantitative environmental metrics.

The Board of Directors is authorized in its discretion, consistent with these bylaws and applicable law to: (1) designate the members of the committee, (2) provide the committee with funds for operating expenses, (3) adopt a charter or resolution to specify the powers of the committee, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, on the Committee’s activities, findings and recommendations, and (5) adopt any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Sustainability shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement

In the proponent’s opinion, issues related to environmental sustainability might include, but are not limited to: global climate change, emerging concerns regarding toxicity of materials, resource shortages, and biodiversity loss.

Adoption of this resolution would help restore our company’s position in this area of increasing concern to investors and policy makers. Beginning October 2009, the company was removed from the NASDAQ Sustainability Index due to inadequate disclosure of quantitative environmental metrics. Currently, the Board Corporate Governance and Nominating committee is required through its charter to annually review the Company’s policies and programs that relate to corporate citizenship, including environmental sustainability. The Proponent believes establishing a separate board committee on sustainability is necessary to ensure that the Board of Directors will better address sustainability on an ongoing basis, elevating the priority given to these issues, and thereby restoring the company’s leadership position.

Board Recommendation

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

Microsoft is committed to being a responsible environmental leader and has many initiatives underway to reduce our environmental footprint. We also are committed to software and technology innovation that helps people and organizations around the world address pressing energy and

Page	54	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING (cont’d)

environmental challenges. We do not believe, however, that establishing a dedicated board committee on environmental sustainability is necessary to manage this area effectively. As the proponent’s proposal notes, one of the responsibilities of Microsoft’s Governance and Nominating Committee is to review Microsoft’s policies and programs that relate to corporate responsibility, which specifically includes environmental sustainability. Under this umbrella of board oversight, a Chief Environmental Strategist guides our overall environmental sustainability strategy and leads a cross-company team that reports regularly to our senior executives.

A few of the highlights of our environmental progress and recognition in our past fiscal year include:

•

Opening our advanced “Generation 4” data centers, which reduce power use for mechanical and electrical infrastructure from an estimated industry average of 50 percent of data center power to less than 10 percent.

•	Avoided an estimated 100 million miles in airplane travel by our employees through use of Microsoft communications technology, saving approximately 17,000 metric tons of carbon emissions.
•	Increased our total waste diversion rate for our office campuses to more than 80 percent overall and 95 percent for our dining services.

We publicly report on our environmental policies and performance through our website www.microsoft.com/environment, and meet external environmental reporting standards such as the Carbon Disclosure Project. We have enhanced the environmental information and metrics reported in each of our 2010 and 2011 Corporate Citizenship reports. The shareholder proposal fails to note we were reinstated in the NASDAQ OMX CRD Global Sustainability Index in November 2010 due to our enhanced disclosure of environmental metrics.

The Board also opposes this proposal because it inappropriately restricts the Board’s discretion to establish a committee framework that best suits oversight of the Company’s business. Our Bylaws allow the Board to establish committees at its discretion. The Board establishes each of our standing committees by resolution with a written charter that is published on our website. Committee charters are amended from time to time as appropriate to meet the evolving needs of the Company and Board. This proposal would directly amend the Bylaws to create a new committee when no other committee is established in that manner. We see no reason why this committee should be specifically established through this unique and unnecessary process. As we noted above, the functions of this proposed new committee are currently within the charter of the Governance and Nominating Committee.

Management consults with the Governance and Nominating Committee and the Board of Directors to keep the Board informed and receives direction on a range of corporate citizenship issues including environmental sustainability. Given our existing governance framework, the board committee the proponent suggests is unnecessary to ensure a strong Company commitment to our environmental strategy and performance. Accordingly, the Board of Directors recommends a vote against the resolution.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the Annual Meeting is required for approval of the proposal.

Page	55	Microsoft 2011 Proxy Statement

PART VI – PROPOSALS TO BE VOTED ON AT THE MEETING (cont’d)

PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Microsoft’s principal executive offices no later than the close of business (5:30 p.m. Pacific Time) on June 6, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2012 Annual Meeting, a shareholder’s notice of a matter the shareholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Microsoft at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2011 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than July 18, 2012, and no later than the close of business (5:30 p.m. Pacific Time) on August 17, 2012, unless our Annual Meeting date occurs more than 30 days before or 60 days after November 15, 2012. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2012 Annual Meeting must be addressed to: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DATED: Redmond, Washington, October 3, 2011.

Page	56	Microsoft 2011 Proxy Statement

PARKING FACILITY AND DRIVING DIRECTIONS

DRIVING DIRECTIONS	PARKING

•     From Seattle via SR-520:

•     Take SR-520 east to I-405 south.

•     Take Exit 13A west to NE 4th Street westbound.

•     Turn right onto 112th Avenue NE.

•     Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

•     From Seattle via I-90:

•     Take I-90 east to I-405 north.

•     Take Exit 13A west to NE 4th Street westbound.

•     Turn right onto 112th Avenue NE.

•     Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Page	57	Microsoft 2011 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

Meydenbauer Center, 11100 NE 6th Street, Bellevue, WA 98004

November 15, 2011 at 8:00 a.m. PST

Please sign, date and mail this proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

90033333333330300000000000000 3

111511

The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES,

“FOR” PROPOSAL 10, “1 YEAR” PROPOSAL 11, “FOR” PROPOSAL 12 and “AGAINST” PROPOSAL 13.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Election of directors: (The Board recommend a vote FOR this proposal)

FOR AGAINST ABSTAIN

1. Steven A. Ballmer

2. Dina Dublon

3. William H. Gates III

4. Raymond V. Gilmartin

5. Reed Hastings

6. Maria M. Klawe

7. David F. Marquardt

8. Charles H. Noski

9. Helmut Panke

FOR AGAINST ABSTAIN

10.Advisory Vote on Named Executive Officer Compensation (The Board recommends a vote FOR this proposal)

Every 1 year Every 2 years Every 3 years ABSTAIN

11.Advisory Vote on Frequency of Advisory Vote on Named Executive Officer Compensation.

(The Board recommends a vote of 1 YEAR on this proposal)

FOR AGAINST ABSTAIN

12.Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Auditor.

(The Board recommends a vote FOR this proposal)

FOR AGAINST ABSTAIN

13.Shareholder Proposal 1 - Establishment of Board Committee on Environmental Sustainability.

(The Board recommends a vote AGAINST this proposal)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote all the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 15, 2011 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

Meydenbauer Center, 11100 NE 6th Street, Bellevue, WA 98004

November 15, 2011 at 8:00 a.m. PST

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have this proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER

MAIL - Sign, date and mail this proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, annual report and proxy card are available at http://www.amstock.com/ProxyServices/Microsoft

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

90033333333330300000000000000 3

111511

The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES,

“FOR” PROPOSAL 10, “1 YEAR” PROPOSAL 11, “FOR” PROPOSAL 12 and “AGAINST” PROPOSAL 13.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Election of directors: (The Board recommend a vote FOR this proposal)

FOR AGAINST ABSTAIN

1. Steven A. Ballmer

2. Dina Dublon

3. William H. Gates III

4. Raymond V. Gilmartin

5. Reed Hastings

6. Maria M. Klawe

7. David F. Marquardt

8. Charles H. Noski

9. Helmut Panke

FOR AGAINST ABSTAIN

10.Advisory Vote on Named Executive Officer Compensation (The Board recommends a vote FOR this proposal)

Every 1 year Every 2 years Every 3 years ABSTAIN

11.Advisory Vote on Frequency of Advisory Vote on Named Executive Officer Compensation.

(The Board recommends a vote of 1 YEAR on this proposal)

FOR AGAINST ABSTAIN

12.Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Auditor.

(The Board recommends a vote FOR this proposal)

FOR AGAINST ABSTAIN

13.Shareholder Proposal 1 - Establishment of Board Committee on Environmental Sustainability.

(The Board recommends a vote AGAINST this proposal)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM H. GATES III and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote all the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 15, 2011 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

(Continued and to be signed on the reverse side.)

14475